Exhibit 5.2

                                RONALD J. TROPP
                                 ATTORNEY AT LAW
                               20222 OXNARD STREET
                            WOODLAND HILLS, CA 91367
                                 (818) 999-3623
                                 rjtropp@aol.com

June 1, 2005

Board of Directors
CytoDyn, Inc.
200 West Vargas St., Suite 1
Santa Fe, New Mexico 8750
Via Fax: 800 417 7252

Re: CytoDyn, Inc.

Ladies and Gentlemen:

The undersigned is counsel for CytoDyn, Inc., a Colorado corporation. I have been requested to render an opinion on the 450,000 shares of CytoDyn proposed to be sold pursuant CytoDyn's Registration Statement on Form SB-2. I have also been asked to render an opinion the 1,311,000 shares included in the selling shareholder schedule. In rendering these opinions, I have reviewed CytoDyn's Registration on Form SB-2, its filings with the Securities and Exchange
Commission under the Securities Act of 1934, its articles of incorporation, by-laws and other corporate documents and the applicable laws of the State of Colorado. All representations made to me in CytoDyn documents and by company officers and directors are deemed to be accurate. It is my opinion that:

1. CytoDyn is a corporation duly organized, validly existing and in good standing and is qualified to do business in each jurisdiction in which such qualification is required.

2. This legal opinion opines upon the laws of the State of Colorado, including statutory provisions, all applicable provisions of the Colorado Constitution, and the reported judicial decisions interpreting those laws.

3. The 450,000 shares of common stock to be issued by CytoDyn have been reserved and, when issued, will be duly and properly approved by CytoDyn's Board of Directors.

4. The 1,311,000 shares of common stock as issued, were fully paid and non-assessable, and are a valid and binding obligation of the corporation.

5. The 450,000 shares of common stock, when sold, will be fully paid and non-assessable and legally and validly issued, and the 1,311,000 shares of common stock to be sold by the selling shareholders have been legally and validly issued.

6. The shares of common stock will be registered under the Securities Act of 1933, as amended (the "Act"), and will be registered by coordination with or exempt from the securities laws of the state jurisdictions in which they will be sold.

I hereby consent to the use of my name and to the attachment of this opinion letter as an exhibit to CytoDyn's Registration Statement on Form SB-2. Please feel free to contact the undersigned should you have any further questions regarding this matter.

Very truly yours,

/s/ Ronald J. Tropp
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Ronald J. Tropp